Contacts:	Rebecca Geier Director, Investor Relations/Corp. Comm. (512) 683-5325

National Instruments Reports Record Quarterly Revenue of $160 Million
Revenue for the First Half of 2006 up 16 Percent in U.S. Dollars and 20 Percent in Local Currency

AUSTIN, Texas -- July 27, 2006 -- National Instruments (Nasdaq: NATI) today reported record revenue in Q2 2006 of $160 million, a 14 percent USD increase over Q2 2005 and an equivalent 16 percent increase in local currency. Generally Accepted Accounting Principles (GAAP) fully diluted earnings per share (EPS) for Q2 2006 was 21 cents with GAAP net income of $17 million, up 13 percent from Q2 2005. Non-GAAP fully diluted EPS was 25 cents with non-GAAP net income of $20.5 million, up 33 percent from Q2 2005. Non-GAAP results exclude the impact of stock-based compensation and the impact of the amortization of acquisition-related intangibles. A reconciliation of GAAP to non-GAAP results is included as a part of this press release.

For the first half of 2006, the company reported revenue growth of 16 percent in USD terms and 20 percent in local currency. In addition, the company reported GAAP net income of $29.6 million, up 13 percent, and non-GAAP net income of $36.6 million, up 38 percent year-over-year.

"We are pleased with the results for the first half of 2006, as we saw revenue growth of 20 percent in local currency with strong operating leverage," said Dr. James Truchard, NI president and CEO. "At NIWeek, Aug. 8-10, we will highlight how NI LabVIEW, graphical system design and PXI Express will help further our expansion into key application areas."

NI continues to have a very strong balance sheet, with $211 million in net cash and short-term investments as of June 30, 2006. The company also announced today a dividend of 6 cents per share on its common stock payable on Aug. 28, 2006, to shareholders of record on Aug. 7, 2006.

Q2 2006 Highlights

  Record quarterly revenue of $160 million, up 14 percent year-over-year
  Quarterly GAAP net income of $17 million, up 13 percent year-over-year
  Quarterly non-GAAP net income of $20.5 million, up 33 percent year-over-year
  GAAP operating margin of 13 percent and non-GAAP operating margin of 16 percent
  Strong sales of software, PXI, modular instruments and distributed I/O products
  Cash and short-term investments of $211 million

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National Instruments Reports Q2 Revenue of $160 Million, up 14 Percent Year-Over-Year
July 27, 2006

"In Q2 last year, we saw very strong sequential growth in both revenue and earnings. Given these tough compares, we are pleased to have delivered 14 percent year-over-year revenue growth in U.S. dollar terms and 16 percent in local currency," said Alex Davern, NI CFO. "Our goal of driving operating leverage continued to pay off in Q2 with a 33 percent increase in non-GAAP net income, and we are well-positioned for a significant increase in operating margin for the full year."

Geographically, the growth of revenue in U.S. dollar terms for Q2 2006 compared to Q2 2005 was as follows: up 16 percent in the Americas, up 6 percent in Europe and up 19 percent in Asia, equaling overall growth of 14 percent. In local currency terms, revenue was up 15 percent in Europe and up 21 percent in Asia, for an overall local currency growth of 16 percent.

Looking at Q2 revenue growth in U.S. dollars in more detail, sales of NI instrument control products were up 10 percent year-over-year. Management believes this is indicative of continued improvement in the test and measurement market in Q2. The first-year impact of acquisitions added $4.4 million in revenue in Q2. This is lower than Q1 2006, as NI passed the first anniversary of the acquisition of Measurement Computing Corporation, during the first quarter. Sales of the rest of the NI product portfolio, in other words, NI virtual instrumentation products, were up 11 percent year-over-year. NI growth in Q2 was driven by the success of new products, especially in the areas of software, data acquisition, PXI, modular instruments and distributed I/O.

Guidance for Q3 2006

For Q3 2006, NI currently expects revenue to be in the range of $157 million to $164 million and non-GAAP gross margins to be approximately 75 percent. The company currently expects GAAP fully diluted EPS to be in the range of 16 cents to 21 cents per share and expects non-GAAP fully diluted EPS to be in the range of 21 cents to 26 cents per share.

In Q3 2006, the company expects the impact of stock-based compensation to be 4 cents per share and the impact of the amortization of acquisition-related intangibles to be 1 cent per share. A reconciliation of the company's Q3 2006 guidance on a GAAP basis to its guidance on its non-GAAP basis is included as part of this press release.

Accounting for Stock-Based Compensation

In accordance with SFAS123R, the company began expensing all stock-based compensation in its GAAP results for all periods beginning after Jan. 1, 2006. This includes the impact of the company's current restricted stock and employee stock purchase plans, in addition to its unvested options outstanding under its stock option plans.

Non-GAAP Earnings Presentation and Non-GAAP Earnings Guidance

In addition to disclosing results determined in accordance with GAAP, the company also discloses non-GAAP operating results that exclude certain charges. In this press release, the company has presented its results for Q2 2006 and its guidance for Q3 2006 on a GAAP and non-GAAP basis. When presenting non-GAAP results, the company includes a reconciliation of the non-GAAP results to the results under GAAP as part of the press release.

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National Instruments Reports Q2 Revenue of $160 Million, up 14 Percent Year-Over-Year
July 27, 2006

Management believes that including the non-GAAP results assists investors in assessing the company's operational and cash-flow performance. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and they should not be regarded as a substitute to GAAP. Management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets and to allocate resources. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

In line with common industry practice and to help enable comparability with other technology companies, the company's non-GAAP presentation excludes the impact of both stock-based compensation under the new accounting standard SFAS123R and the amortization of acquisition-related intangibles. Other companies may calculate non-GAAP results differently than the company, limiting its usefulness as a comparative measure.

Interested parties can listen to a conference call today, July 27, 2006, beginning at 4:00 p.m. CST, at www.ni.com/call. Replay information is available by calling (719) 457-0820, confirmation code #1047037, from July 27, 2006, at 7:00 p.m. CST, through Aug. 3, 2006, at midnight CST.

This release contains "forward-looking statements," including statements related to expansion in key application areas, expected revenue and gross margin for Q3 2006, estimated Q3 2006 GAAP and non-GAAP EPS and estimated Q3 2006 EPS impact of stock-based compensation and acquisition-related intangibles. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes in the global economy, delays in the release of new products, fluctuations in customer demand for NI products, manufacturing inefficiencies and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs readers to documents filed with the SEC for other risks associated with the company's future performance.

About National Instruments

For 30 years, National Instruments (www.ni.com) has been a technology pioneer and leader in virtual instrumentation -- a revolutionary concept that has changed the way engineers and scientists in industry, government and academia approach measurement and automation. Leveraging PCs and commercial technologies, virtual instrumentation increases productivity and lowers costs for test, control and design applications through easy-to-integrate software, such as NI LabVIEW, and modular measurement and control hardware for PXI, PCI, PCI Express, USB and Ethernet. Headquartered in Austin, Texas, NI has more than 3,900 employees and direct operations in nearly 40 countries. For the past seven years, FORTUNE magazine has named NI one of the 100 best companies to work for in America. Readers may obtain investment information from the company's investor relations department by calling (512) 683-5090, e-mailing nati@ni.com or visiting www.ni.com/nati.

The condensed consolidated balance sheets and statements of income follow.

LabVIEW, National Instruments, NI, ni.com and NIWeek are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

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National Instruments Reports Q2 Revenue of $160 Million, up 14 Percent Year-Over-Year
July 27, 2006

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	June 30	December 31
	2006 (unaudited)	2005
ASSETS
Current assets:
Cash and cash equivalents	$54,666	$55,864
Short-term investments	156,486	119,846
Accounts receivable, net	103,503	95,733
Inventories, net	82,421	62,827
Other current assets	34,032	28,036
Total current assets	431,108	362,306

Property and equipment, net	142,355	144,330
Goodwill, net	53,409	52,533
Intangibles, net	41,108	43,602
Other long-term assets	5,030	5,565
Total assets	$673,010	$608,336

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$34,230	$30,832
Accrued expenses and other liabilities	67,146	56,788
Total current liabilities	101,376	87,620

Deferred income taxes, net	16,866	16,866
Total liabilities	118,242	104,486

Stockholders' equity:
Preferred stock	-	-
Common stock	797	793
Additional paid-in capital	102,729	91,430
Deferred stock-based compensation	-	(16,547)
Retained earnings	449,992	429,859
Other	1,250	(1,685)
Total stockholders' equity	554,768	503,850
Total liabilities and stockholders' equity	$673,010	$608,336

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National Instruments Reports Q2 Revenue of $160 Million, up 14 Percent Year-Over-Year
July 27, 2006

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

Three Months
Ended June 30
		2006				2005

	GAAP	Amortization	Stock-Based	Non-GAAP	GAAP	Amortization	Stock-Based	Non-GAAP
		of Acquisition	Compensation			of Acquisition	Compensation
		Intangibles				Intangibles
Net sales	$ 160,123	$ -	$ -	$ 160,123	$ 140,822	$ -	$ -	$ 140,822
Cost of sales	40,852	(677)	(177)	39,998	36,713	(352)	-	36,361
Gross profit	119,271	677	177	120,125	104,109	352	-	104,461

Sales and marketing	57,580	(114)	(1,477)	55,989	52,327	(74)	-	52,253
Research and development	27,397	(9)	(1,258)	26,130	22,307	(65)	-	22,242
General and administrative	13,373	-	(563)	12,810	11,857	-	-	11,857
Patent litigation	10	-	-	10	(1,475)	-	-	(1,475)
Total operating expenses	98,360	(123)	(3,298)	94,939	85,016	(139)	-	84,877

Operating income	20,911	800	3,475	25,186	19,093	491	-	19,584

Interest income	1,681	-	-	1,681	853	-	-	853
Foreign currency gain/(loss)	149	-	-	149	(238)	-	-	(238)
Other income, net	(82)	-	-	(82)	61	-	-	61

Income before income taxes	22,659	800	3,475	26,934	19,769	491	-	20,260
Provision for income taxes	5,638	254	591	6,483	4,745	118	-	4,863

Net income	$ 17,021	$ 546	$ 2,884	$ 20,451	$ 15,024	$ 373	$ -	$ 15,397

Earnings per share:
Basic	$0.21			$0.26	$0.19			$0.20
Diluted	$0.21			$0.25	$0.19			$0.19

Weighted average shares outstanding:

Basic	79,611			79,611	78,303			78,303
Diluted	81,653			81,653	80,190			80,190

Dividends declared per share	$0.06			$0.06	$0.05			$0.05

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National Instruments Reports Q2 Revenue of $160 Million, up 14 Percent Year-Over-Year
July 27, 2006

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

Six Months
Ended June 30
		2006				2005

	GAAP	Amortization	Stock-Based	Non-GAAP	GAAP	Amortization	Stock-Based	Non-GAAP
		of Acquisition	Compensation			of Acquisition	Compensation
		Intangibles				Intangibles
Net sales	$ 314,875	$ -	$ -	$ 314,875	$ 270,562	$ -	$ -	$ 270,562
Cost of sales	82,357	(1,343)	(283)	80,731	69,077	(352)	-	68,725
Gross profit	232,518	1,343	283	234,144	201,485	352	-	201,837

Sales and marketing	113,980	(228)	(2,958)	110,794	103,900	(87)	-	103,813
Research and development	55,379	(18)	(2,655)	52,706	42,690	(158)	-	42,532
General and administrative	26,385	-	(1,153)	25,232	23,120	-	-	23,120
Patent litigation	37	-	-	37	(1,500)	-	-	(1,500)
Total operating expenses	195,781	(246)	(6,766)	188,769	168,210	(245)	-	167,965

Operating income	36,737	1,589	7,049	45,375	33,275	597	-	33,872

Interest income	2,934	-	-	2,934	1,838	-	-	1,838
Foreign currency (loss)	(237)	-	-	(237)	(766)	-	-	(766)
Other income, net	107	-	-	107	75	-	-	75

Income before income taxes	39,541	1,589	7,049	48,179	34,422	597	-	35,019
Provision for income taxes	9,918	513	1,127	11,558	8,262	143	-	8,405

Net income	$ 29,623	$ 1,076	$ 5,922	$ 36,621	$ 26,160	$ 454	$ -	$ 26,614

Earnings per share:
Basic	$0.37			$0.46	$0.33			$0.34
Diluted	$0.36			$0.45	$0.32			$0.33

Weighted average shares outstanding:

Basic	79,334			79,334	78,735			78,735
Diluted	81,591			81,591	81,086			81,086

Dividends declared per share	$0.12			$0.12	$0.10			$0.10

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National Instruments Reports Q2 Revenue of $160 Million, up 14 Percent Year-Over-Year
July 27, 2006

Reconciliation of GAAP to non-GAAP Guidance for Q3 2006
Diluted Net Earnings per Share

Q3 2006
Range of diluted GAAP net earnings per share	$0.16-0.20
Estimated stock-based compensation	$0.04
Estimated amortization of acquired intangibles	$0.01
Range of diluted non-GAAP net earnings per share	$0.21-0.26

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